UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2012, an affiliate of Spectrum Pharmaceuticals, Inc. (the “Company”), Spectrum Pharmaceuticals Cayman, L.P. (“Spectrum”), entered into a License and Asset Purchase Agreement (the “Agreement”) with Bayer Pharma AG (“Bayer”) to acquire licensing rights to market ZEVALIN® outside of the United States. Pursuant to the terms of the Agreement, Spectrum will acquire all rights including marketing, selling, intellectual property and access to existing inventory of ZEVALIN from Bayer. The Agreement contains customary representations, warranties and indemnities by each of Spectrum and Bayer and the closing of the transaction (the “Closing”) is subject to customary conditions. In consideration for the rights granted under the Agreement, concurrently with the Closing, Spectrum will pay Bayer one-time fee of Euro 19 million. Also, following the Closing, Spectrum will pay Bayer royalties based on a percentage of net sales of the licensed products in all territories worldwide except the United States. Concurrently with the Closing, Spectrum or its affiliates and Bayer will enter into certain ancillary agreements including but not limited to a transition services agreement and an inventory agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, which the Company intends to file as an Exhibit to the Company’s Form 10-Q covering the quarterly period during which the Closing occurs. The Company may submit a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2012

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 25, 2012

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